Exhibit 4.1

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
BY ACCEPTING THIS NOTE EACH HOLDER AND EACH TRANSFEREE IS DEEMED TO REPRESENT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE (I) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A PLAN (WHICH TERM INCLUDES (A) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (C) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY PLANS DESCRIBED ABOVE IN CLAUSE (A) OR (B), OR (II) ITS PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST THEREIN SHALL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED

INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

CUSIP 74112B AJ4
ISIN US74112BAJ44

RULE 144A GLOBAL NOTE
representing up to
$399,925,000
5.375% Senior Note due 2021

No. A-1
$399,925,000

Prestige Brands, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal sum of Three Hundred Ninety-Nine Million Nine Hundred Twenty-Five Thousand United States Dollars on December 15, 2021.

Interest Payment Dates: June 15 and December 15, commencing on June 15, 2014

Record Dates: June 1 and December 1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: December 17, 2013

PRESTIGE BRANDS, INC.

By: /s/ Ron Lombardi
Name: Ron Lombardi
Title: Chief Financial Officer

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President
Date: December 17, 2013

5.375% Senior Note due 2021
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest. Prestige Brands, Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at a rate per annum of 5.375% from December 17, 2013 until maturity. The Issuer will pay interest on this Note semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2014, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding June 1 and December 1 (each, a “Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 17, 2013. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    Method of Payment. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Cash payments of principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose pursuant to Section 4.02 of the Indenture or, at the option of the Issuer, cash payment of interest may be made through the Paying Agent by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders, provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made through the Paying Agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    Paying Agent, Transfer Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent, Transfer Agent and Registrar. The Issuer may change any Paying Agent, Transfer Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
4.    Indenture. The Issuer issued the Notes under an Indenture, dated as of December 17, 2013 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Prestige Brands, Inc., the Guarantors from time to time party thereto and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 5.375% Senior Notes due 2021. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.    Optional Redemption.
(a)    Except as described below under clauses 5(b), 5(c) and 5(d) hereof and in Section 4.14(f) of the Indenture, the Notes will not be redeemable at the Issuer’s option prior to December 15, 2016.
(b)    At any time prior to December 15, 2016, the Issuer may on one or more occasions redeem all or a part of the Notes upon notice in accordance with Section 3.03 of the Indenture, at a redemption price equal to the sum of (i) 100.0% of the principal amount of the Notes redeemed, plus (ii) the Applicable Premium as of the date of redemption (the “Redemption Date”), plus (iii) accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
(c)    On and after December 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon notice in accordance with Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2016	104.031%
2017	102.688%
2018	101.344%
2019 and thereafter	100.000%

(d)    Until December 15, 2016, the Issuer may, at its option, and on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 105.375% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Equity Offering; provided, that (A) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (B) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.
In addition to any redemption pursuant to this paragraph 5, the Issuer may at any time and from time to time purchase Notes in the open market or otherwise.
(e)    Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture. Notice of any redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. If any Notes are listed on an exchange, and the rules of such exchange so require, the Issuer shall notify the exchange of any such notice of redemption. In addition, the Issuer shall notify the exchange of the principal amount of any Notes outstanding following any partial redemption of such Notes.
6.    Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
7.    Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder’s registered address or otherwise in accordance with the Applicable Procedures, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture. No Notes of less than $2,000 and integral multiples of $1,000 in excess thereof can be redeemed or purchased in part, except that if all the Notes of a Holder are to be redeemed or purchased, the entire amount of Notes held by such Holder even if not in a principal amount of at least $2,000 or an integral multiple thereof, shall be redeemed or purchased. On and after the Redemption Date, interest ceases to accrue on this Note or portions thereof called for redemption.
8.    Offers to Repurchase. Upon the occurrence of a Change of Control, the Issuer shall make a Change of Control Offer in accordance with Section 4.14 of the Indenture. In connection with certain Asset Sales, the Issuer shall make an Asset Sale Offer as and when provided in accordance with Sections 3.09 and 4.10 of the Indenture.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. The transfer of Notes shall be registered and Notes may only be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part; provided, that new Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
10.    Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes. Only registered Holders shall have rights hereunder.
11.    Amendment, Supplement and Waiver. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
12.    Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than an Event of Default of the type specified in clause (vi) or (vii) of Section 6.01(a) of the Indenture) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may, by notice to the Issuer and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (vi) or (vii) of Section 6.01(a) of the Indenture, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee (with a copy to the Issuer, provided, that any waiver or rescission under Section 6.04 of the Indenture shall be valid and binding notwithstanding the failure to provide a copy of such notice to the Issuer) may on behalf of all the Holders waive any existing Default and its consequences under the Indenture (except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder) (including in connection with an Asset Sale Offer or a Change of Control Offer) and rescind any acceleration with respect to the Notes and its consequences under the Indenture (except if such rescission would conflict with any judgment of a court of competent jurisdiction). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within thirty days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

13.    Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14.    Governing Law. THE INDENTURE, THIS NOTE AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
15.    CUSIP Numbers and ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Prestige Brands, Inc.
660 White Plains Road
Tarrytown, New York 10591
Facsimile: (914) 524-6821
Attention: Ronald Lombardi

With a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Facsimile: (212) 446-6460
Attention: Joshua N. Korff

If to the Trustee:

U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107
Facsimile: (651) 495-8097
Attention: Corporate Trust Services

ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:____________________________________________________________(Insert assignee's legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)
______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ____________________
Your Signature: ____________________________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:___________________________________________________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[ ] Section 4.10	[ ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$ ________________

Date: ____________________

Your Signature: ________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:___________________________
Signature Guarantee* _____________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The initial outstanding principal amount of this Global Note is $399,925,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian